EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of December [  ], 2019, is made by and between Network-1 Technologies, Inc., a Delaware corporation (the “Corporation”), and [                    ] (the “Indemnitee”).

RECITALS

A. The Corporation recognizes that competent and experienced persons are increasingly reluctant to serve or to continue to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, or both, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers;

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate, reliable knowledge of legal risks to which they are exposed or information regarding the proper course of action to take;

C. The Corporation believes that it is unfair for its directors and officers to assume the risk of large judgments and other expenses which may occur in cases in which the director or officer received no personal profit and in cases where the director or officer was not culpable;

D. The Corporation’s Certificate of Incorporation and By-Laws require the Corporation to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). The Certificate of Incorporation and By-Laws expressly provide that the indemnification provisions set forth therein are not exclusive, and contemplate that agreements may be entered into between the Corporation and its directors and officers with respect to indemnification;

E. Section 145 of the DGCL (“Section 145”), under which the Corporation is organized, empowers the Corporation to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Corporation, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification set forth in Section 145 is not exclusive;

F. This Agreement is a supplement to and in furtherance of the Certificate of Incorporation and the By-Laws of the Corporation and shall not be deemed a substitute therefor nor to diminish or abrogate the rights of the Indemnitee thereunder;

G. The Corporation and Indemnitee recognize the difficulty in obtaining directors and officers liability insurance that fully and adequately covers directors and officers for their acts and omissions on behalf of the Corporation and its subsidiary;

H. The Corporation and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting officers and directors to expensive litigation risks that may not be fully covered by liability insurance;

I. Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers and directors of the Corporation may not be willing to continue to serve as officers and directors without additional protection; and

J. Indemnitee is willing to serve, continue to serve or to provide additional service for or on behalf of the Corporation on the condition that he or she is furnished the indemnity provided for herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. GENERALLY.

To the fullest extent permitted by the laws of the State of Delaware:

(a) The Corporation shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (internal or external), including, without limitation, any action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that Indemnitee is or was or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence from time to time.

(b) The indemnification provided by this Section 1 shall be from and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such action, suit or proceeding and any appeal therefrom, but shall only be provided if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(c) Notwithstanding the foregoing provisions of this Section 1, in the case of any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Corporation unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

(d) The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

Section 2. SUCCESSFUL DEFENSE; PARTIAL INDEMNIFICATION

(a) To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. For purposes of this Agreement and without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition with or without prejudice), without (i) an adjudication (which has not been appealed or challenged) that Indemnitee was liable to the Corporation, (ii) a plea of guilty or nolo contendere by Indemnitee, (iii) an adjudication (which has not been appealed or challenged) that Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and (iv) with respect to any criminal proceeding, an adjudication (which has not been appealed or challenged) that Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, then Indemnitee shall be considered for the purposes hereof (including, without limitation, for the purposes of Section 3 below) to have been wholly successful with respect thereto.

(b) If Indemnitee is entitled under any provision of this Agreement (or under the Corporation’s Certificate of Incorporation or By-Laws or under the DGCL) to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any action, suit, proceeding or investigation, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

Section 3. DETERMINATION THAT INDEMNIFICATION IS PROPER

Any indemnification hereunder shall (unless otherwise ordered by a court) be made by the Corporation upon a determination that indemnification of such person is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1(b) hereof. Any such determination, with respect to an Indemnitee who is an officer or director at the time of such determination, shall be made (i) by a majority vote of the directors who are not parties to the action, suit or proceeding in question (“disinterested directors”), even if less than a quorum, (ii) by a majority vote of a committee of disinterested directors designated by majority vote of disinterested directors, even if less than a quorum, (iii) by a vote of the stockholders of the Corporation, or (iv) by independent legal counsel. The foregoing notwithstanding (i) to the extent permitted by the DGCL, no such determination shall be required in the event and to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 hereof or in defense of any claim, issue or matter therein, and (ii) any determination being made under this Section 3 being made following a Change of Control shall be made by Independent Counsel (as each such term is defined below).

Section 4. ADVANCE PAYMENT OF EXPENSES; NOTIFICATION AND DEFENSE OF CLAIM

(a) Expenses and costs (including, without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, telephone charges, postage and delivery service fees) incurred by Indemnitee in defending a threatened or pending civil, criminal, administrative, internal investigation or investigative action, suit or proceeding (or in connection with an action, suit or proceeding instituted by Indemnitee to enforce this Agreement pursuant to Section 5(b) below), shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding within ten (10) days after receipt by the Corporation of (i) a statement or statements from Indemnitee requesting such advance or advances from time to time, and (ii) an undertaking by or on behalf of Indemnitee to repay such amount or amounts, only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized by this Agreement or otherwise. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. Advances shall be unsecured and interest-free.

(b) Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if a claim hereunder is to be made against the Corporation with respect thereto, notify the Corporation of the commencement thereof. The failure to promptly notify the Corporation of the commencement of the action, suit or proceeding, or Indemnitee’s request for indemnification, will not relieve the Corporation from any liability that it may have to Indemnitee hereunder, except to the extent the Corporation is prejudiced in its defense of such action, suit or proceeding as a result of such failure.

(c) In the event the Corporation shall be obligated to pay the expenses of Indemnitee with respect to an action, suit or proceeding, as provided in this Agreement, the Corporation shall be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same action, suit or proceeding, provided that (1) Indemnitee shall have the right to employ Indemnitee’s own counsel in such action, suit or proceeding at Indemnitee’s expense and (2) if (i) the employment of counsel by Indemnitee has been previously authorized in writing by the Corporation, (ii) counsel to the Corporation or Indemnitee shall have reasonably concluded that there may be a conflict of interest or position, or reasonably believes that a conflict is likely to arise, on any significant issue between the Corporation and Indemnitee in the conduct of any such defense, or (iii) the Corporation shall not, in fact, have employed counsel to assume the defense of such action, suit or proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Corporation or Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

(d) Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of Indemnitee’s corporate status with respect to the Corporation or any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee is or was serving or has agreed to serve at the request of the Corporation, a witness or otherwise participates in any action, suit or proceeding at a time when Indemnitee is not a party in the action, suit or proceeding, the Corporation shall indemnify Indemnitee against all expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith, and make advancement thereof under this Section 4.

Section 5. PROCEDURE FOR INDEMNIFICATION

(a) To obtain indemnification (as opposed to the advance payment for expenses addressed previously in Section 4), Indemnitee shall promptly submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b) The Corporation’s determination whether to grant Indemnitee’s indemnification request shall be made as soon as reasonably practicable, and in any event within 60 days following receipt of a request for indemnification pursuant to Section 5(a). The right to indemnification as granted by Section 1 of this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or fails to respond within such 60-day period. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 hereof where the required undertaking, if any, has been received by the Corporation) that Indemnitee has not met the standard of conduct set forth in Section 1 hereof, but the burden of proving such defense shall be on the Corporation as provided in subsection (c) below. Neither the failure of the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in Section 1 hereof, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or one of its committees, its independent legal counsel, and its stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has or has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Corporation, and the Corporation shall advance such expenses pursuant to Section 4 above.

(c) The Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to this Section 5, and the Corporation shall have the burden of proof by clear and convincing evidence in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used as a basis for a determination of entitlement to indemnification unless the Corporation overcomes such presumption by clear and convincing evidence.

Section 6. INSURANCE AND SUBROGATION

(a) The Corporation shall purchase and maintain directors’ and officers’ liability insurance on behalf of Indemnitee who is or was or has agreed to serve at the request of the Corporation as a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf in any such capacity, or arising out of Indemnitee’s status as such, whether or not the Corporation would have the power to indemnify Indemnitee against such liability under the provisions of this Agreement.  If the Corporation has such insurance in effect at the time the Corporation receives from Indemnitee any notice of the commencement of a proceeding, the Corporation shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the policy. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(b) Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain directors’ and officers’ liability insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the coverage is reduced by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

(c) In the event of any payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Corporation shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 7. CERTAIN DEFINITIONS

For purposes of this Agreement, the following definitions shall apply:

(a) The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, internal investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, the giving of testimony in, and the being interviewed by any governmental authority in connection with, any threatened, pending or completed claim, action, suit or proceeding, whether formal or informal, civil, criminal, administrative, legislative or investigative, in each case, to which the Indemnitee was or is a party or is threatened to be made a party.

(b) The term “by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Corporation, or while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c) The term “expenses” shall be broadly and reasonably construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, appeal bonds, costs, fees and expenses of forensic accountants and expert witnesses, other out-of-pocket costs, actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise.

(d) The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever (including, without limitation, all penalties and amounts required to be forfeited or reimbursed to the Corporation), as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

(e) The term “Corporation” shall include, without limitation and in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(f) The term “other enterprises” shall include, without limitation, employee benefit plans.

(g) The term “Independent Counsel” shall mean a law firm or member thereof that is experienced in matters of Delaware corporate law that is not a party or counsel to a party with respect to the proceeding at issue. Notwithstanding the foregoing, Independent Counsel shall not include any person or firm that would under applicable standards of professional conduct have a conflict of interest in representing either Indemnitee or Corporation. The Corporation may at any time designate counsel as Independent Counsel in writing, provided that, if Indemnitee reasonably objects to the Corporation’s designee, Indemnitee shall have ten days within which to notify the Corporation of such objection and designate alternate counsel in writing. If such alternate counsel is not acceptable to the Corporation, the two counsels shall together (within ten days from designation of counsel by the Indemnitee) designate a third counsel to be Independent Counsel.

(h) The term “serving at the request of the Corporation” shall include, without limitation, any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

(i) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(j) A “Change of Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(A) Change in the Board.   During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Sections 7j(B), 7j(C) or 7j(D) of this Agreement whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(B) Merger or Consolidation.  The effective date of a merger or consolidation of the Corporation with any other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 51% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(C) Asset Sale.  All or substantially all the assets of the Corporation are sold or disposed of in a transaction or series of related transactions

(D) Liquidation.  The approval by the stockholders of the Corporation of a liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets; and

(E) Other Events.  There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Corporation is then subject to such reporting requirement.

For purposes of this Section 7(j), the following terms shall have the following meanings:

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder;

“Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act (including without limitation any two or more persons acting as a group and deemed to be a single person under Section 13(d) pursuant to Section 13(d)(3) and Rule 13d-5 promulgated thereunder); provided, however, that Person shall exclude (i) the Corporation, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and

“Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner shall exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Corporation approving a merger of the Corporation with another entity.

Section 8. LIMITATION ON INDEMNIFICATION

Notwithstanding any other provision herein to the contrary, the Corporation shall not be obligated pursuant to this Agreement:

(a) Excluded Acts.  To indemnify Indemnitee for any acts or omissions or transactions for which a director, officer, employee or agent may not be relieved of liability under applicable law;

(b) Claims Initiated By Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated by Indemnitee, except with respect to an action, suit or proceeding brought to establish or enforce a right to indemnification (which shall be governed by the provisions of Section 8(d) hereof, unless such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation;

(c) Lack of Good Faith.   To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any legal proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that the material assertions made by the Indemnitee in such proceeding were not made in good faith or were frivolous;

 (d) Action For Indemnification.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in establishing Indemnitee’s right to indemnification in such action, suit or proceeding, in whole or in part, or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish Indemnitee’s right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(d) is intended to limit the Corporation’s obligation with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 4 hereof;

(e) Section 16 Violations.  To indemnify Indemnitee on account of any proceeding with respect to which final judgment is rendered against Indemnitee for payment or an accounting of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(f) Insured Claims.  To indemnify Indemnitee for expenses or liabilities that have been paid directly to Indemnitee by an insurance carrier under a policy of directors and officers liability insurance maintained by the Corporation;

(g) Claims Under Sarbanes-Oxley Act of 2002.  To indemnify Indemnitee for any reimburse-ment of the Corporation by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002);

(h) Willful Misconduct.  To indemnify the Indemnitee on account of Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

(i) Non-Compete  And  Non-Disclosure.  To indemnify Indemnitee in connection with proceedings or claims brought by the Corporation in good faith seeking the enforcement against the Indemnitee of non-compete and/or non-disclosure agreements to which Indemnitee is a party with the Corporation or any subsidiary of the Corporation, or the non-compete and/or non-disclosure provisions of employment, consulting or similar agreements to which the Indemnitee is a party with the Corporation or any subsidiary of the Corporation.

Section 9. CERTAIN SETTLEMENT PROVISIONS

The Corporation shall have no obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of any action, suit or proceeding without the Corporation’s prior written consent, which shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding in any manner that would impose any fine not indemnified hereunder or any affirmative or restrictive obligation on Indemnitee, or that would contain any consent to judgment or admission of culpability on the part of Indemnitee, without Indemnitee’s prior written consent, which consent may be withheld by Indemnitee in his or her reasonable discretion.

Section 10. SAVINGS CLAUSE

If any provision or provisions of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

Section 11. CONTRIBUTION

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Corporation shall, to the fullest extent permitted by law, contribute to the payment of Indemnitee’s costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Corporation or others pursuant to indemnification agreements or otherwise; provided, that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to (i) the failure of Indemnitee to meet the standard of conduct set forth in Section 1 hereof, or (ii) any limitation on indemnification set forth in Section 6(d), 8 or 9 hereof.

Section 12. FORM AND DELIVERY OF COMMUNICATIONS

Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, and in each case shall be deemed given upon receipt, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Corporation:

Network-1 Technologies, Inc. 445 Park Avenue, Suite 912 New York, New York 10022 Attn: Corey M. Horowitz, Chairman & CEO
If to Indemnitee:

Name [ ] Address [ ] City, state, zip code [ ]

Section 13. SUBSEQUENT LEGISLATION

If the DGCL is amended after adoption of this Agreement to expand further the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by the DGCL, as so amended. If the DGCL is amended after adoption of this Agreement to restrict or reduce the indemnification permitted to directors or officers, then the Corporation shall indemnify Indemnitee to the fullest extent permitted by this Agreement, such amendments to the DGCL notwithstanding.

Section 14. NON-EXCLUSIVITY

The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Corporation’s Certificate of Incorporation or By-Laws, in any court in which a proceeding is brought, the vote of the Corporation’s stockholders or disinterested directors, other agreements or otherwise, and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of Indemnitee. However, no amendment or alteration of the Corporation’s Certificate of Incorporation or By-Laws or any other agreement shall adversely affect the rights provided to Indemnitee under this Agreement.

Section 15. ENFORCEMENT

The Corporation shall be precluded from asserting in any judicial proceeding that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Corporation agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court of competent jurisdiction in which a proceeding by Indemnitee for enforcement of his or her rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of the Corporation to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy Indemnitee may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by the Corporation of its obligations under this Agreement.

Section 16. INTERPRETATION OF AGREEMENT

It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by law.

Section 17. ENTIRE AGREEMENT

This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18. MODIFICATION AND WAIVER

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

Section 19. SUCCESSOR AND ASSIGNS

All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives.

Section 20. SERVICE OF PROCESS AND VENUE

For purposes of any claims or proceedings to enforce this Agreement, the Corporation consents to the jurisdiction and venue of any federal or state court of competent jurisdiction in the State of Delaware, and waives and agrees not to raise any defense that any such court is an inconvenient forum or any similar claim.

Section 21. GOVERNING LAW

This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. If a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Corporation of its officers and directors, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22. EMPLOYMENT RIGHTS

Nothing in this Agreement is intended to create in Indemnitee any right to employment or continued employment.

Section 23. COUNTERPARTS

This Agreement may be executed in two or more counterparts, any of which may be executed and delivered via facsimile or other electronic delivery, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 24. HEADINGS

The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

NETWORK-1 TECHNOLOGIES, INC.

By
Name:
Title:

INDEMNITEE: